UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 28, 2014

Date of Report

(Date of Earliest Event Reported)

Sebring Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	4822 (Primary Standard Industrial Classification Code)	26-0319491 (IRS Employer Identification No.)

1400 Cattlemen Rd., Suite D, Sarasota, Florida 34232

(Address of Principal Executive Offices, Including Zip Code)

(941) 377-0715

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under nay of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” refer to Sebring Software, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2014, Mr. Alan Barberio resigned as the Company’s Chief Financial Officer. Mr. Barberio’s resignation was not the result of any disagreement with the Company. In conjunction with Mr. Barberio’s resignation, on February 28, 2014, the Board of Directors of the Company appointed and promoted Mr. Larry Colton, who was serving as the Company’s Vice President of Finance, as the Company’s Chief Financial Officer. A copy of Mr. Colton’s employment agreement with the Company is attached hereto as Exhibit 99.1.

Mr. Colton previously served as Vice President of Finance of the Company since September 16, 2013. Mr. Colton has over thirty years of experience in the accounting and finance field and has held a variety of positions in several industries including five years as CFO for a publicly traded company in the automotive claims industry from 2005-2010. Prior to that Mr. Colton was Vice President of an asset management division of a financial services firm. Mr. Colton holds a B.S. degree in Business Administration from Elmhurst College, Illinois and an MBA from Northern Illinois University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number 99.1	Description of Exhibit Employment Agreement of Larry Colton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 31, 2014

Sebring Software, Inc.

By: /s/ Leif Andersen Name: Leif Andersen Title: Chief Executive Officer and Director